EXHIBIT 10.22

                            SECOND ADDENDUM TO LEASE



This Second Addendum To Lease is made and entered into the 17th day of November, 1995, between Conifer Prince Street Associates (Landlord) and DSMI Corporation (Tenant).

WITNESSETH: that Tenant currently leases and occupies approximately 5,504 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement and First Addendum To Lease, dated February 22, 1995 and August 18, 1995, respectively.

WHEREAS, Tenant and Landlord desire to expand Tenant's Lease Premises to include approximately 1,720 square feet of office space located on the lower level of the Building as illustrated by Exhibit A-2 attached hereto and made part of this Second Addendum To Lease.

NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify certain provisions of the Lease as follows:

1. Effective upon full execution of this Second Addendum To Lease, Tenant's lease premises shall be approximately 7,224 rentable square feet.

2. Effective December 1, 1995, Tenant agrees to pay, in addition to its Base Rent as stated in the First Addendum To Lease, the following monthly Base Rent:

                       Period                        $/Sq.ft.          Monthly
                  ---------------                    --------          --------
                  Month-to-Month                                      Base Rent
                  --------------                                      ---------
                  12/1/95-2/28/96                    $12.50            $1,096.88
                  3/1/96-2/28/97                      $13.00           $1,140.75
                  3/1/97-2/28/98                      $13.50           $1,184.63
                  3/1/98-2/28/99                      $14.00           $1,228.50
                  3/1/99-9/30/99                      $14.50           $1,272.38

4. Landlord or Tenant may terminate this Second Addendum To Lease by providing the other with thirty (30) days prior written notice of its desire to terminate the provisions of this Second Addendum To Lease.

5. Effective upon full execution of this Second Addendum To Lease, Schedule A-2 of the Lease Agreement shall be replaced by Schedule A-3, attached and made a part of this Second Addendum To Lease.

Except as modified above, all other terms and conditions of the Lease Agreement and First Addendum To Lease, dated February 22, 1995 and August 18, 1995, respectively, shall remain unchanged and in full force and effect.

Agreed to by:                                                   Agreed to by:
DSMI CORPORATION                               CONIFER PRINCE STREET ASSOCIATES


By:  /s/ Donald A. Carlberg             By:  /s/ Thomas L. Fountain
                                        Agent for Owner

Date:  November 17, 1995                Date:  November 17, 1995

                                  SCHEDULE A-3

                             COMMON AREA MAINTENANCE

                                 ADDITIONAL RENT

                                    UTILITIES


Total Square Footage of Building            30,375

Square Footage Covered by Lease              7,224

Tenant's Share Electric                     23.78%


                                                        ADDITIONAL RENT

Heating and Air Conditioning

The heat pump units serving the leased premises shall be individually gauged and the monthly charges shall be calculated as set forth on the attached and further explained as follows:

1. The heat pump units serving the lease premises shall be identified by model number.

2. The actual heat pump operating  hours will be recorded for each month (column
3) and multiplied by the energy use factor (column 4) applicable to the heat pump model to establish the total energy units (column 5).

3. The total energy units for all heat pumps is then added to the total auxiliary usage to establish the grand total usage and energy cost (total KWH) for the building.

4. The grand total usage and energy cost is multiplied by the utility company's rate per KWH to establish the total cost for kilowatt hours.

5. The total KWH are divided by the total heat pump usage and charges to establish the heat pump hourly rate (column 6).

6. The monthly tenant charge is the heat pump hourly rate multiplied by the total energy units (column 5).

7. Tenant will also pay 23.78% of general usage/common area electric.

                                 ADDITIONAL RENT

                      Real Estate and Insurance Escalation

In addition to the rents set forth in the Lease, and heretofore in this Schedule, with 1995 as the base year, Tenant shall pay 23.78% of the increase in real estate taxes and other government levies in lieu of taxes (payable in October of the following year), and 23.78% of the increase in property and liability insurance premiums (payable in February of the following year).